Exhibit 99.2

TRINA SOLAR (U.S.) HOLDING INC.

Combined Carve-Out Financial Statements
Nine Months Ended September 30, 2024

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TRINA SOLAR (U.S.) HOLDING INC.

UNAUDITED COMBINED BALANCE SHEETS

(In Thousands)

	As of September 30,	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$14,092	$7,134
Accounts receivable, net	12,792	-
Inventories	153,436	-
Prepaid assets	85,022	12,577
Other current assets	60	259
Total current assets	265,402	19,970
Property and equipment	194,618	29,297
Prepaid supply agreements	176,250	70,500
Right-of-use asset under operating leases	102,484	-
Intangible assets, net	428	-
Deferred income tax assets	6,057	-
Total assets	$745,239	$119,767

LIABILITIES AND PARENT NET INVESTMENT
Current liabilities:
Accounts payable	$49,181	$2,132
Accrued liabilities and other	90,763	717
Accrued liabilities and other - related party	-	-
Total current liabilities	139,944	2,849
Long-term debt	205,206	-
Operating lease liability	109,957	-
Other long-term liabilities	216,000	20,000
Total liabilities	671,107	22,849

Parent net investment	74,132	96,918

Total liabilities and parent net investment	$745,239	$119,767

See accompanying notes to unaudited combined financial statements.

TRINA SOLAR (U.S.) HOLDING INC.

UNAUDITED COMBINED STATEMENTS OF OPERATIONS

(In Thousands)

	For the Nine Months Ended September 30,
	2024	2023
Revenue	$17	$-
Gross profit	17	-
Operating expenses:
Sales and marketing	228	-
General and administrative	21,126	1,469
Total operating expenses	21,354	1,469
Other expenses:
Interest expense, net	(7,504)	(0.08)
Other expense, net	(2)	-
Total other expenses	(7,506)	(0.08)
Loss before income taxes	(28,843)	(1,469)
Income tax expense	(6,057)	-
Net loss	$(22,786)	$(1,469)

Total comprehensive loss	$(22,786)	$(1,469)

See accompanying notes to unaudited combined financial statements.

TRINA SOLAR (U.S.) HOLDING INC.

UNAUDITED COMBINED STATEMENT OF CHANGES IN PARENT NET INVESTMENT

(In Thousands)

Parent Net
Investment
Balance at December 31, 2022	$-
Net loss	(3,082)
Contributions from other Trina Solar entities	100,000
Balance at December 31, 2023	$96,918
Net loss	(22,786)
Balance at September 30, 2024	$74,132

See accompanying notes to unaudited combined financial statements.

TRINA SOLAR (U.S.) HOLDING INC.

UNAUDITED COMBINED STATEMENTS OF CASH FLOWS

(In Thousands)

	For the Nine Months Ended September 30,
	2024	2023

Cash flows from operating activities:
Net loss	(22,786)	(1,469)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization	34	-
Reduction in the carrying amount of right-of-use assets	5,093	-
Deferred income taxes	(6,057)	-
Changes in assets and liabilities:
Accounts receivable, net	12,792	-
Inventories	(153,436)	-
Prepaid expenses and other assets	(102,210)	(44,420)
Prepaid supply agreements	(105,750)	-
Accrued and other current liabilities	74,561	2,024
Other long-term liabilities	196,000	-
Net cash used in operating activities	(101,759)	(43,865)
Cash flows from investing activities:
Additions in property and equipment	(126,709)	(564)
Purchase of intangible assets	(462)
Net cash used in investing activities	(127,171)	(564)
Cash flows from financing activities:
Contributions from other Trina Solar entities	-	84,000
Proceeds from long-term debt, net of discount	235,000	-
Net cash provided by financing activities	235,000	84,000
Effect of changes in foreign exchange rates on cash and cash equivalents	888	-
Net increase in cash and cash equivalents	6,070	39,571
Cash and cash equivalents at beginning of period	7,134	1
Cash and cash equivalents at end of period	14,092	39,572
Reconciliation to combined balance sheets:
Cash and cash equivalents	14,092	39,572

Supplementary disclosures of cash flow information:
Cash paid for interest	106	-

Supplementary disclosures for non-cash activities:
Additions in construction in progress included in accounts payable	38,875	3,295
Right-of-use (ROU) assets acquired through operating lease	107,577	-

See accompanying notes to unaudited combined financial statements.

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Trina Solar (U.S.) Holding Inc. (the “Company”, TUH) is a wholly owned subsidiary of Trina Solar Co., Ltd. (“Trina Solar”), a global leader in photovoltaic (“PV”) modules, smart energy solutions, and energy storage. The Company is incorporated in the United States and operates primarily as the regional holding entity for Trina Solar’s North American investments, manufacturing and distribution operations.

On November 6, 2024, T1 Energy, Inc. (“T1 Energy”, formerly known as FREYR Battery, Inc.) entered into a definitive purchase agreement (the “Purchase Agreement”) with Trina Solar (Switzerland) AG (“TSW”), the parent company of TUH, to acquire the manufacturing business of TUH through the purchase of 100% of the outstanding equity interests of TUH. In response to this transaction, on 19 December 2024, TUH completed a series of reorganisations to spin off the non-manufacturing businesses of TUH by transferring relevant companies to other subsidiaries of Trina Solar Co., Ltd. The divested non-manufacturing businesses (“Spin-off companies”) are as follows:

Spin-off companies
Trina Solar (U.S.), Inc. (“TUS”)
Trina Tracker Solutions, Inc. (“TTSI”)
Trina Solar US Development LLC (“TUP”), which 100% owns Pennsville Landfill Solar, LLC, Trina Solar US SBU LLC (US) and Woods Road, LLC Trina Solar LATAM Services Inc. (“TLS”)
Trina Solar US Equity Holding, LLC (“TUEH”), which 100% owns both Lone Star Solar Holdco 1 LLC and Lone Star Solar Holdco 2 LLC

After the reorganisations, TUH, together with its 4 wholly-owned subsidiaries, is classified as the manufacturing business to be sold to T1 Energy. Combined carve-out financial statements are prepared to reflect the financial position and results of operations of these five companies. Details of these wholly-owned subsidiaries are as follows:

Jurisdiction	Company	Equity Owner
Delaware	Trina Solar US Manufacturing Holding, Inc. (“TUMH”)	TUH
Texas	Trina Solar US Manufacturing Module Associated Entity 1, LLC (“TUMA”)	TUMH
Texas	Trina Solar US Manufacturing Module 1, LLC (“TUM1”)	TUMH and TUMA
Oklahoma	Trina Solar US Manufacturing Cell 1, LLC (“TUM2”)	TUMH

TUM1 has commenced construction of a 5GW solar module manufacturing facility in Wilmer, Texas as part of its strategic expansion into the US market. This investment underlines the Company’s commitment to strengthen its presence in the North American renewable energy sector. Meanwhile, the Company remains actively engaged in the US market through ongoing investments and strategic alliances. We have not yet generated any revenue from our principal business activities as at September 30, 2024.

Basis of Presentation

The accompanying combined carve-out financial statements have been prepared in conformity with the accounting principles generally accepted in the U.S. (“U.S. GAAP”). These financial statements have been prepared on a “carve out” basis and reflect the historical results of operations, cash flows, assets and liabilities related to the Company.

Carve-Out Methodology

Accounts are maintained separately for each combined entity. Transactions and balances between the Company and these above-mentioned spin-off companies are not eliminated and have been included in these combined carve-out financial statements.

In addition, to better reflect the financial position and net assets of the manufacturing business of TUH, we do not present the Company’s long-term equity investments in these above-mentioned spin-off companies in the combined carve-out financial statements, and we deduct the same amount from the “Parent net investment” equity account. Dividends received from these above-mentioned spin-off companies are presented as “Contribution from other Trina Solar entities” in the combined statement of changes of parent net investment.

Use of Estimates

The preparation of the combined carve-out financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. We base these estimates on historical experiences and on various other assumptions that we believe are reasonable under the circumstances, however, actual results may differ materially from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on deposit with banks and highly liquid investments with maturities of 90 days or less from the date of purchase.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined on the weighted average basis. Net realizable value is based on estimated selling prices less any estimated costs to be incurred to completion and disposal. The Company periodically evaluates its inventory and records an inventory reserve for certain inventories that may not be saleable or whose cost exceeds net realizable value.

Property and Equipment

Depreciation begins when an asset is placed into service or is substantially complete and ready for its intended use. Depreciation is computed using the straight-line method, over the estimated useful lives of the related asset.

The estimated useful lives of our property and equipment are as follows:

Asset Class	Useful Life
Leasehold improvements	Lesser of estimated useful life or remaining lease term

The useful lives of our property and equipment are determined by management when those assets are initially recognized and are routinely reviewed for reasonableness. Useful lives are estimates based on current facts and circumstances, and actual useful lives may differ from these estimates. When a change is made to the estimated useful life of an asset, the remaining carrying value of the asset is prospectively depreciated or amortized over the remaining estimated useful life. Historically, changes in useful lives have not resulted in material changes to our depreciation and amortization expense.

Construction in progress is primarily comprised of total expenditures incurred before they are ready for their intended use, including construction costs, original price of machinery equipment, other necessary expenses incurred to bring the construction in progress to get ready for its intended use. Construction in progress is not depreciated.

Intangible Assets

Intangible assets with definite lives are amortized on a straight-line basis over their estimated useful lives, usually determined by the remaining legal or contractual life of the asset.

Revenues

We derive our revenue from solar photovoltaic products (photovoltaic modules and related products). Revenue is recognized when the Company satisfies the performance obligation in a contract by transferring control over relevant goods to the customers.

Other income

Dividend income is recognised when the right to receive payment has been established, it is probable that the economic benefits associated with the dividend will flow to the Company and the amount of the dividend can be measured reliably.

Leases

A lease is a contract, or part of a contract, that conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Lease classification as a short-term lease, operating lease, or finance lease is made at the lease inception. We consider all relevant contractual provisions, including renewal and termination options, to determine the term of the lease. Renewal or termination options that are reasonably certain of exercise by the lessee and those controlled by the lessor are included in determining the lease term. We have made an accounting policy election to present the lease and associated non-lease operations as a single component based on the predominant component.

We recognize lease liabilities and right-of-use assets for all operating and finance leases, for which we are a lessee, at the lease commencement date. Lease liabilities are initially recognized at the present value of the future lease payments during the expected lease term. As most of our leases do not provide an implicit rate, we use our incremental borrowing rate, based on the information available at the lease commencement date, in determining the present value of lease payments. Our incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located. The right-of-use asset is initially recognized at the amount of the initial measurement of the lease liability, plus any lease payments made at or before the commencement date, less any lease incentives received, and any initial direct costs incurred by the Company. Subsequent to initial recognition, the right-of-use asset is reflected net of amortization. Costs to get a leased asset to the condition and location necessary for its intended use are capitalized as leasehold improvements.

We remeasure our lease liabilities with a corresponding adjustment to the right-of-use asset due to an applicable change in lease payments such as those due to a lease modification not accounted for as a separate contract, certain changes in the expected term of the lease, and certain changes in assessments and contingencies. Subsequent to initial recognition, the operating lease liability is increased for the interest component of the lease liability and reduced by the lease payments made. Operating lease expenses are recognized as a single lease cost in the combined statements of operations on a straight-line basis over the lease term, which includes the interest component of the measurement of the lease liability and amortization of the right-of-use asset.

Income Taxes

Income tax expense is based on relevant tax rates in effect in the countries in which we operate and earn income. Current income tax expense reflects an estimate of our income tax liability for the current year, including changes in prior year tax estimates as returns are filed, and tax audit adjustments, if any.

Deferred income tax assets and liabilities reflect temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, tax effected by applying the relevant tax rate, applicable to the periods in which the reversal of such differences is expected to affect taxable income. Changes in deferred income tax assets and liabilities are included as a component of income tax expense, unless they are associated with components of other comprehensive income, which are instead reflected as a change in other comprehensive income. The effect of changes in enacted tax rates on deferred income tax assets and liabilities are reflected in income tax expense in the period of enactment. A valuation allowance is provided when it is deemed more likely than not that some portion or all of a deferred tax asset will not be realized, after consideration of both positive and negative evidence about realization. Changes in the valuation allowances occurring in subsequent periods are included in the combined statements of operations.

Assets and liabilities are established for uncertain tax positions taken, or expected to be taken, in income tax returns when such positions, in our judgment, do not meet a more-likely-than-not threshold based on their technical merits.

Estimated interest and penalties related to uncertain tax positions are included as a component of income tax expense.

Concentrations of Credit Risk

Financial instruments that are potentially subjected to credit risk consist of cash and cash equivalents. Our cash and cash equivalents are placed with major financial institutions. We have not experienced any credit loss related to our cash and cash equivalents.

Recently Issued Accounting Pronouncements

The Company has reviewed all the other recent accounting pronouncements issued to date of the issuance of these financial statements, and does not believe any of these pronouncements will have a material impact on the Company.

2. INVENTORIES

Inventories consisted of the following (in thousands):

	As of September 30,	As of December 31,
	2024	2023
Raw materials	$153,436	$-

3. PREPAID ASSETS

Prepaid assets consisted of the following (in thousands):

	As of September 30,	As of December 31,
	2024	2023
Prepaid supply agreements	$83,732	$11,750
Prepaid rent	952	745
Prepaid other expenses	338	82
Total	$85,022	$12,577

4. OTHER CURRENT ASSETS

Other current assets consisted of the following (in thousands):

	As of September 30,	As of December 31,
	2024	2023
Deposits	$-	$3
Other current assets	60	256
Total	$60	$259

5. PROPERTY AND EQUIPMENT AND INTANGIBLES, NET

Property and Equipment

Property and equipment consisted of the following (in thousands):

	As of September 30,	As of December 31,
	2024	2023

Leasehold improvements	$105,006	$-
Construction in progress	89,612	29,297
Total	$194,618	$29,297

Construction in progress represents assets that are not yet available for their intended use as of the balance sheet date. The 5 GW module manufacturing project, which commenced in September 2023, is expected to be completed by the end of 2024.

Intangibles, net

Intangible assets, net consisted of the following (in thousands):

	As of September 30, 2024			As of December 31, 2023
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Software	$462	$34	$428	$-	$-	$-

Intangible assets consist of office software, warehouse management systems and accounting systems. These software applications were newly acquired in 2024 and have a useful life of 3 years.As of September 30, 2024, the amortization expense amounted to $34 thousand.

6. ACCRUED LIABILITIES AND OTHER

Accrued liabilities consisted of the following (in thousands):

	As of September 30,	As of December 31,
	2024	2023

Current portion of other long-term liabilities (1)	$44,000	$-
Current portion of long-term debt	29,794	-
Accrued payroll and payroll related expenses	3,562	0.41
Operating lease liabilities (Note 9)	1,396	-
Other current liabilities	12,011	717
Total	$90,763	$717

(1) Current portion of other long-term liabilities represent fees received from TUS in consideration of TUH’s reservation of production and supply slots. Along with the sales of solar photovoltaic energy generating modules to TUS, these liabilities will be repaid to TUS or deducted from the purchase price that TUS is obligated to pay within one year.

7. OTHER LONG-TERM LIABILITIES

Other long-term liabilities consisted of the following (in thousands):

	As of September 30,	As of December 31,
	2024	2023
Other long-term liabilities (2)	$216,000	$20,000

(2) Other long-term liabilities represent fees received from customers in consideration of TUH’s reservation of production and supply slots. Among these amounts, US$176 milliion is due to TUS.

8. DEBT

Credit Facilities

As of September 30, 2024, TUM1, as borrower, had a $235 million senior secured credit facility with the lenders (the current lenders, including Standard Chartered Bank, Société Générale, and HSBC Bank USA, N.A. as initial lenders). HSBC Bank USA, N.A. serves as both administrative agent and collateral agent, Standard Chartered Bank, Société Générale and HSBC Bank USA, N.A.. as joint lead arrangers, Standard Chartered Bank, as green loan coordinator, with the maturity date of December 31, 2029. The interest rate is at daily compounded SOFR plus margin of 2.50%.

At September 30, 2024, annual maturities of long-term debt during the next five years and thereafter are as follows (in thousands):

Nine months ending September 30,
2025	$29,794
2026	46,096
2027	51,698
2028	50,889
2029	51,244
Thereafter	5,279
Total	235,000

TUM1 and TUH, as the grantors, hereby grant to the collateral agent, HSBC BANK USA, N.A., a security interest in substantially all of their assets, including equity interests, wherever located, whether now owned or hereafter acquired, as collateral security for the prompt and complete payment and performance of the obligations when due.

9. LEASES

We currently lease our factory buildings from TRADEPOINT 45 WEST OWNER, LLC. Our leases have remaining lease terms of up to 15 years. As of September 30, 2024, all of our leases are operating leases.

Operating lease assets and liabilities consisted of the following (in thousands):

	As of September 30,	As of December 31,
	2024	2023

Accrued liabilities and other (Note 6)	$1,396	$-
Operating lease liability	109,957	-
Total	$111,353	$-

The remaining minimum lease payments due on our long-term leases are as follows (in thousands):

As of September 30,
2024
2024	$2,196
2025	9,572
2026	10,357
2027	10,745
2028	11,148
Thereafter	144,084
Total undiscounted lease payments	188,102
Less: imputed interest	(76,749)
Present value of lease liabilities	$111,353

Weighted average remaining lease term and discount rate are as follows:

	As of September 30,	As of December 31,
	2024	2023

Weighted-average remaining lease term (in years)	$15	$-
Weighted-average discount rate	7.30%	-

Supplemental cash flow information related to leases was as follows (in thousands):

	For the Nine Months Ended September 30,
	2024	2023
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows	$1,465	$-
Lease liabilities arising from obtaining right-of-use assets	$107,577	$-

10. INCOME TAXES

Income tax expense for each of the years ended September 30, 2024 and 2023 was as follows (in thousands):

	For the Nine Months Ended September 30,
	2024	2023

Federal	$(6,057)	$-
State	-	-
	$(6,057)	$-
Current	$-	$-
Deferred	(6,057)	-
	$(6,057)	$-

A reconciliation of our income tax expense to the amount obtained by applying the statutory tax rate in the Company’s country of incorporation as of September 30, 2024 and 2023 is as follows (in thousands, except percentages):

	For the Nine Months Ended September 30,
	2024	2023

Pretax net loss	$(28,843)	$(1,469)
Statutory tax rate	21%	21%
Income taxes calculated at statutory tax rate	(6,057)	(308)
Other permanent tax items, net	-	309
Income tax expense	$(6,057)	$1.00
Effective tax rate	21%	0%

Deferred income tax assets and liabilities are as follows (in thousands):

	As of September 30,	As of December 31,
	2024	2023
Deferred income tax assets
Tax losses carryforwards	$4,194	$-
Operating lease liabilities	23,384	-
Total deferred income tax assets before valuation allowance	27,578	-
Valuation allowance	0.20	-
Total deferred income tax assets	27,578	-
Deferred income tax liabilities
Operating lease assets	21,522	-
Total deferred income tax liabilities	21,522	-
Net deferred income tax assets	$6,057	$-

As of September 30, 2024, we had net operating loss carryforwards of $28.84 million primarily incurred by TUM1. The operating losses can be carried forward to the next financial year.

We are required to pay income taxes and are subject to potential examination in U.S. states. Our tax years remain open for examination by all tax authorities since inception. We have not identified any uncertain tax positions or recorded any liabilities, or any associated interest or penalties for the period ended September 30, 2024 and December 31, 2023.

11. RELATED PARTY TRANSACTIONS

For the period ended September 30, 2024 and for the year ended December 31, 2023, the Company has received $220 million and $20 million from TUS in consideration of TUH’s reservation of production and supply slots, respectively.

During the nine months ended September 30, 2024, revenue generated from a related party Trina Solar (Vietnam) Wafer Company Limited totaling $17 thousand. Accounts receivable are with Trina Solar (Vietnam) Wafer Company Limited.

As of September 30, 2024, the Company had accounts payable of $13 million to TUS and $3 million to Trina Solar (Changzhou) Photoelectric Equipment Co., Ltd. Additionally, the Company had prepayments of $49 million under supply agreements with Trina Solar Energy Development Pte Ltd.

12. SUBSEQUENT EVENTS

Management evaluates events occurring subsequent to the date of the combined carve-out financial statements in determining the accounting for and disclosure of transactions and events that affect the combined carve-out financial statements. Subsequent events have been evaluated through March 10, 2025, which is the date the combined carve-out financial statements were available to be issued.

Pursuant to the Purchase Agreement entered between Trina Solar (Schweiz) AG and T1 Energy, the total consideration consisted of $100 million in cash, repayment of $50 million in intercompany loans, 15,437,847 shares of T1 Energy’s common stock (par value $0.01 per share), $150 million of 1% senior unsecured notes due in five years, and $80 million of 7% unsecured convertible notes due in five years.